UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2014, Gannett Co., Inc. (the “Company”) entered into a unit purchase agreement (the “Purchase Agreement”) to acquire 73.1% of the outstanding membership interests of Classified Ventures, LLC (“CV”) that it does not already own for aggregate cash consideration of approximately $1.8 billion, subject to a working capital and other adjustments (the “Acquisition”). The Company currently owns the remaining 26.9% and, upon completion of the closing of the Acquisition, will own 100% of the outstanding membership interests of CV. CV currently owns and operates the Cars.com website, which offers extensive local and national automotive listings through its website and 150+ online media partners. In connection with the Acquisition, each of the newspapers of the sellers and related parties will enter into a new affiliation agreement with CV.

Closing of the Acquisition is subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The parties are not obligated to close in the event a governmental entity enacts, issues, promulgates, enforces or enters any law, regulation, injunction, judgment or order (whether temporary, preliminary or permanent) that makes illegal or prohibits the consummation of the Acquisition or requires the Company or any seller to agree to specified burdensome conditions. The transaction will be funded through a combination of cash provided by the Company as well as debt financing to be undertaken by the Company. The Purchase Agreement does not contain a financing condition.

The Purchase Agreement contains representations and warranties customary for transactions of this type. CV has agreed to customary covenants and agreements, including, among others, agreements to conduct its business in all material respects in the ordinary course during the period between the execution of the Purchase Agreement and the closing date and not to engage in specified kinds of transactions during this period.

Each party is required to use commercially reasonable efforts, among other things, to cause the conditions to the Acquisition to be satisfied as promptly as practicable and to use reasonable best efforts to promptly obtain any necessary governmental entity consents to the Acquisition.

CV and each seller has agreed to immediately terminate any discussions or negotiations with any other person relating to any other acquisition proposal and further agreed to not:

•	solicit, initiate, encourage or knowingly facilitate (including by way of furnishing information) the making of any acquisition proposal;

•	other than with the Company or its representatives, enter into, continue, have or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any non-public information in connection with, any acquisition proposal;

•	approve or accept any acquisition proposal; or

•	enter into any contract with respect to any of such actions.

The Purchase Agreement also provides that, in the event CV receives any monies pursuant to the Asset Purchase Agreement, dated as of February 28, 2014, by and between CV and CoStar Group, Inc. (“Apartments.com Purchase Agreement”), CV will cause the escrow agent to release to the sellers an amount that corresponds to their pre-closing ratable interest in CV. The sellers remain severally responsible for 73.1% of any indemnification obligations of CV, to the extent the indemnification obligations exceed the amount reserved in escrow, under the Apartments.com Purchase Agreement.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or CV. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, CV or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, attached hereto as Exhibit 2.1, and incorporated herein by reference. The foregoing summary has been included to provide investors with information relating to the terms of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company, CV, or any of their respective subsidiaries or affiliates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2014, the Company adopted the Gannett Leadership Team Transition Severance Plan (the “Severance Plan”) in order to promote certainty and minimize disruption for certain senior executives in connection with the potential spin-off of the Company’s publishing segment into a new, independent, publicly-traded company. Participants in the Severance Plan include Robert J. Dickey (President/U.S. Community Publishing), David T. Lougee (President/Broadcasting) and David A. Payne (Senior Vice President and Chief Digital Officer). Victoria D. Harker (Chief Financial Officer) is expected to become a participant on July 23, 2015, upon the expiration of her termination benefits agreement with the Company.

Under the Severance Plan, a participant who experiences an involuntary termination of employment without cause in connection with the spin-off prior to the first anniversary of the spin-off would be entitled to a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and annual bonus earned for the most recent fiscal year of the Company preceding the termination (or, if greater, the average annual bonuses earned over the three fiscal years of the Company preceding the termination). The severance multiple is one for participants with less than 15 years of service and 1.5 for participants with 15 years or more of service. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, solicitation of employees and disparagement of the Company and its affiliates. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant.

Item 7.01 Regulation FD Disclosure

On August 5, 2014, the Company issued a press release and made an investor presentation relating to the proposed transactions, copies of which are furnished herewith as Exhibits 99.1 and 99.2, respectively. The press release and investor presentation are furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission (“SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release and investor presentation shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 8.01 Other Events

On August 5, 2014, the Company announced that its Board of Directors has authorized senior management to pursue the spin-off of its publishing segment into a new, independent, publicly-traded company. The transaction is expected to be completed mid-2015, subject to a number of conditions, including final approval of the Company’s Board of Directors, receipt of an opinion from tax counsel, the effectiveness of a Form 10 registration statement to be filed with the SEC, and other customary matters. The distribution to the Company’s shareholders of shares of a new entity holding the publishing business is expected to be completed in mid-2015. There can be no assurance regarding the ultimate timing of the proposed transactions or that they will be completed.

Safe Harbor for Forward-Looking Statements

Statements in this document and exhibits regarding the proposed acquisition and related transactions, the spin-off, the expected timetable for completing such transactions, future financial and operating results, benefits and synergies of the proposed transactions, future opportunities for the Company following the acquisition or the spin-off and any other statements about the Company’s or CV’s expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain requisite regulatory approval and the satisfaction of the other conditions to the consummation of the proposed transactions; the ability of the Company to successfully integrate CV’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transactions on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; advertising price volatility and market demand; the effects of legal or other uncertainties; the effects of government regulations and policies; national, international, regional and local economic or competitive conditions and developments; capital and credit markets conditions; interest rates; political and economic stability; the ability of the Company or the entity into which the publishing segment is spun-off to operate independently of the other after completion of the spin-off; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s Annual Report on Form 10-K for its most recent fiscal year and its most recent quarterly reports filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

2.1	Unit Purchase Agreement, dated as of August 5, 2014, by and among Gannett Co., Inc., Classified Ventures, LLC, the unitholders of Classified Ventures, LLC (the “Sellers”), certain subsidiaries of the Sellers, Gannett Satellite Information Network, Inc., and Belo Ventures, Inc.

99.1	Press Release issued by Gannett Co., Inc. on August 5, 2014.

99.2	Investor Presentation made by Gannett Co., Inc. on August 5, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: August 5, 2014

EXHIBIT INDEX

Exhibit	Exhibit

2.1	Unit Purchase Agreement, dated as of August 5, 2014, by and among Gannett Co., Inc., Classified Ventures, LLC, the unitholders of Classified Ventures, LLC (the “Sellers”), certain subsidiaries of the Sellers, Gannett Satellite Information Network, Inc., and Belo Ventures, Inc.

99.1	Press Release issued by Gannett Co., Inc. on August 5, 2014.

99.2	Investor Presentation made by Gannett Co., Inc. on August 5, 2014.

The Company agrees to furnish supplementally to the SEC, upon request, copies of the schedules listed in Exhibit 2.1 that have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The exhibits and schedules to Exhibit 2.1 that have been omitted are as follows:

EXHIBITS

A-1 through A-4	Forms of New Affiliation Agreement
B	Form of Escrow Agreement
C	Example of Closing Date Balance Sheet

SCHEDULES

1.1	Company Knowledge Persons
2.1	Sellers; Pro Rata Shares; Payment of Initial Purchase Price
2.7(b)	Employee Compensatory Arrangements
4.1	Organization, Good Standing and Qualification
4.2	Authorization; Enforceability
4.3	Non-Contravention
4.4	Governmental Consents
4.5	Capitalization; Subsidiaries; Investments
4.6	Litigation
4.7	Compliance with Laws; Governmental Authorizations
4.8	Financial Statements
4.9	Company Liabilities
4.10	Operations Since Balance Sheet Date
4.11	Material Contracts
4.12	Real Property; Leases
4.13	Intellectual Property; Software
4.14	Employee Benefit Plans
4.15	Labor Matters
4.16	Tax Matters
4.17	Insurance
4.18	Affiliate Transactions
4.19	Title
4.20	No Brokers
6.1	Conduct of Business Prior to the Closing
6.13(a)	Severance Benefits
8.1(e)	Resignations